  Secured creditor gets Receiving Order for bankruptcy of
    The Widecom Group Inc

For Immediate Release

Mississauga Ontario, July 26, 2004 - Royal Bank of Canada, a secure creditor to the Company,
The Widecom Group Inc (OTCBB: WIDE), got a Receiving Order on July 8, 2004 from Ontario
Superior Court of Justice for bankruptcy of the Company under Bankruptcy Act. The
Honourable Court has appointed Shiner Kideckel Zweig Inc, Richmond Hill, Ontario as
the Receiver/Trustee.

The following is the contact details of the trustees.

Shiner Kideckel Zweig Inc
10 West Pearce Street, Ste 4
Richmond Hill, ON L4B 1B6
Canada